Exhibit 21.1

DELPHI TECHNOLOGIES PLC
All Subsidiaries

Entity Name	Jurisdiction of Formation
Alliance Friction Technology Private Limited	India
AS Catalizadores Ambientales, S. de R.L. de C.V.	Mexico
Beijing Delphi Technology Development Co., Ltd.	China
Beijing Delphi Wan Yuan Engine Management Systems Co., Ltd.	China
BGMD Servicos Automotivos Ltda.	Brazil
Closed Joint Stock Company "Delphi Samara"	Russian Federation
D2 Industrial Development and Production SRL	Romania
Delphi (Yantai) Gasoline Systems Technologies Co., Ltd.	China
Delphi Automotive Operations UK Limited	England and Wales
Delphi Automotive Systems Australia Ltd.	Australia
Delphi Automotive Systems Luxembourg S.A.	Luxembourg
Delphi Automotive Systems Luxembourg S.A. - Sweden Branch	Sweden
Delphi Automotive Systems Singapore Investments Pte. Ltd.	Singapore
Delphi Automotive Taiwan Ltd.	China
Delphi Canada Inc.	Ontario
Delphi Diesel Systems (Yantai) Co., Ltd.	China
Delphi Diesel Systems Limited	England and Wales
Delphi Diesel Systems Pension Trustees Limited	England and Wales
Delphi Diesel Systems Romania Srl	Romania
Delphi Diesel Systems S.L.	Spain
Delphi Diesel Systems, S. de R.L. de C.V.	Mexico
Delphi Electronics Overseas Company Limited	England and Wales
Delphi Electronics Overseas Company Pension Trustees Limited	England and Wales
Delphi European Holdings S.à r.l.	Luxembourg
Delphi France Holding SAS	France
Delphi France SAS	France
Delphi Holdfi Holdings S.à r.l.	Luxembourg
Delphi Japan Limited Co.	Japan
Delphi Lockheed Automotive Limited	England and Wales
Delphi Lockheed Automotive Pension Trustees Limited	England and Wales
Delphi Luxembourg Investments S.à r.l.	Luxembourg
Delphi Netherlands BV	Netherlands
Delphi Otomotiv Sistemleri Sanayi ve Ticaret Anonim ªirketi	Turkey
Delphi Powertrain Apac Financial Services Limited	England and Wales
Delphi Powertrain Corporation	Delaware
Delphi Powertrain International Services, LLC	Delaware
Delphi Powertrain Poland sp. z o. o.	Poland
Delphi Powertrain Systems Deutschland GmbH	Germany
Delphi Powertrain Systems Holdings S.à r.l.	Luxembourg

Delphi Powertrain Systems Hungary Kft	Hungary
Delphi Powertrain Systems Indústria e Comércio Ltda.	Brazil
Delphi Powertrain Systems Italia Srl	Italy
Delphi Powertrain Systems Korea LLC	Korea
Delphi Powertrain Systems Management Limited	England and Wales
Delphi Powertrain Systems Operations Luxembourg S.à r.l.	Luxembourg
Delphi Powertrain Systems Portugal S.A.	Portugal
Delphi Powertrain Systems, LLC	Delaware
Delphi Propulsion Systems Private Limited	India
Delphi Shanghai Dynamics and Propulsion Systems Co., Ltd.	China
Delphi Singapore Holdings Pte. Ltd.	Singapore
Delphi Singapore Investments Pte. Ltd.	Singapore
Delphi Technologies (Suzhou) Co., Ltd.	China
Delphi Technologies Canada Inc.	Ontario
Delphi Technologies Financing UK Limited	England and Wales
Delphi Technologies Holding and Financing Limited	England and Wales
Delphi Technologies Holdings Luxembourg S.à r.l.	Luxembourg
Delphi Technologies IP Limited	Barbados
Delphi Technologies Korea LLC	Korea
Delphi Technologies Limited	England and Wales
Delphi Technologies Malta Holdings Limited	Malta
Delphi Technologies Pension Trustees Limited	England and Wales
Delphi Technologies Services Romania Srl	Romania
Delphi Technologies Services, LLC	Delaware
Delphi Trading (Shanghai) Co., Ltd.	China
Delphi TVS - Technologies Limited	India
Hartridge Limited	England and Wales
PolyCharge America, Inc.	Delaware
TecAlliance GmbH	Germany
Tula Technology, Inc.	Delaware